SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2007 (April 16, 2007)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-459-3553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02 (b)

(1)               Effective May 1, 2007, in connection with and related to (i) his appointment as Steel Dynamics, Inc.’s Chairman of the Board, described in Item 5.02(c)(1) of this report, and (ii) the appointments of Mark D. Millett and Richard P. Teets, Jr. as Executive Vice Presidents of the Company and Presidents and Chief Operating Officers of the Business Groups described in Item 5.02(c)(2) and (3) of this report, Keith E. Busse, the current President and Chief Executive Officer of the Company, will relinquish his position as President.  The office of President of the Company will not be filled.

(2)               Effective May 1, 2007, in connection with and related to his promotion as Executive Vice President of the Company and described further in Item 5.02(c)(4) of this report, Gary E. Heasley, the Company’s current Chief Financial Officer, will relinquish his position as Chief Financial Officer.  This is a planned event and is unrelated to any issues regarding job performance, accounting matters or the Company’s financial reporting and controls.

(3)               Effective May 1, 2007, in connection with and related to her promotion as Chief Financial Officer of the Company and described further in Item 5.02(c)(5) of this report, Theresa E. Wagler, the Company’s current Corporate Controller, will relinquish her position as Corporate Controller.  This is a planned event and is unrelated to any issues regarding job performance, accounting matters or the Company’s financial reporting and controls.

5.02 (c)

(1)               On April 15, 2007 and effective May 1, 2007, Steel Dynamics, Inc. appointed Keith E. Busse to the position of Chairman of the Board of Directors.  Mr. Busse remains Chief Executive Officer as well.  Mr. Busse was a co-founder of the Company in 1993 and has been President and Chief Executive Officer since its inception.

(2)               On April 15, 2007 and effective May 1, 2007, Steel Dynamics, Inc. appointed Mark D. Millett to the position of Executive Vice President of the Company and President and Chief Operating Officer for Flat Rolled Steel and Ferrous Resources.  Mr. Millett was a co-founder of the Company in 1993 and has been a Vice President since its inception.  This new Business Group will generally include flat-rolled steel products, metal recycling, ferrous technologies and mining and minerals and, in particular, the Company’s Flat Roll Division, Iron Dynamics, Mesabi Nugget, Shredded Products and Corporate Ferrous Resources and Logistics.

(3)               On April 15, 2007 and effective May 1, 2007, Steel Dynamics, Inc. appointed Richard P. Teets, Jr. to the position of Executive Vice President of the Company and President and Chief Operating Officer for Steel Shapes and Building Products.  Mr. Teets was a co-founder of the Company in 1993 and has been a Vice President since its inception.  This new Business Group will generally include long steel products, specialty steel products and fabricated steel products and, in particular, the Company’s Structural and Rail Division, the Engineered Bar Products Division, the Roanoke Bar Division, Steel of West Virginia and New Millennium Building System.

(4)               On April 15, 2007 and effective May 1, 2007, Steel Dynamics, Inc. appointed Gary E. Heasley to the position of Executive Vice President of the Company for Strategic Planning and Business Development.  In this new capacity, Mr. Heasley will have a primary focus on organic growth and mergers and acquisitions.  Since 2005, Mr. Heasley has been a Vice President of the Company and its Chief Financial Officer and, prior to that, was a senior vice president and manager of the Metals Group at Key Banc Capital Markets.  Mr. Heasley was also an auditor with Ernst & Young.  He has a B.S. degree in business administration from Youngstown State University and is a Certified Public Accountant.

(5)               On April 15, 2007 and effective May 1, 2007, Steel Dynamics, Inc. appointed Theresa E. Wagler to the position of Vice President and Chief Financial Officer.  Ms. Wagler has been a Vice President of the Company and its Corporate Controller since 2005.  Prior to that, since 1998, Ms. Wagler has been employed by the Company in various corporate financial and accounting capacities, including corporate accounting, public financial and regulatory reporting, banking and financing activities.  Prior to joining the Company, Ms. Wagler was an auditor with Ernst & Young and also worked for National City Bank.  She has a B.S. degree in accounting from Taylor University and is a Certified Public Accountant.

Item 8.01.  Other Events

(a)               On April 15, 2007, in connection with the executive promotions described in Item 5.02(c) of this report, the Company’s Compensation Committee and the Board of Directors approved (i) an increase, effective May 1, 2007, in the automatic semi-annual (May 21 and November 21) stock option grant levels under the Company’s 2006 Equity Incentive Plan (for the officers described) from the $80,000 grant level for Keith E. Busse to $100,000 and from the $60,000 grant level for Mark D. Millett, Richard P. Teets, Jr., Gary E. Heasley and Theresa E. Wagler to $80,000, and (ii) an adjustment to the maximum allowable incentive bonus amount under the Company’s 2003 Executive Incentive Plan, for Ms. Wagler, from a maximum cash and stock bonus as a percentage of base salary of 150% and 75%, respectively, to 250% and 100%, respectively.

(b)              On April 16, 2007, Steel Dynamics, Inc. issued a press release entitled “Steel Dynamics Announces Changes in Management Structure Designed to Support Future Growth Initiatives.”  The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

( c )         Exhibits.

Exhibit Number	Description
99.1	A press release dated April 16, 2007 titled “Steel Dynamics Announces Changes in Management Structure Designed to Support Future Growth Initiatives.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: April 23, 2007	By: Theresa E. Wagler

Title: Vice President